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                                                                 EXHIBIT 10.6.65

                      RESOLUTION NO. R-96-50 RESOLUTION
                      APPROVING THE TRANSFER OF THE CABLE
                      TELEVISION FRANCHISE FOR THE CITY OF
                      MANASSAS, VIRGINIA HELD BY
                      BENCHMARK/MANASSAS CABLE FUND LIMITED
                      PARTNERSHIP

     WHEREAS, by Ordinance enacted on October 30, 1985 (the "Ordinance"), the Council of the City of Manassas, Virginia (the "City") granted to
Benchmark/Manassas Cable Fund limited Partnership (d/b/a Cablevision of Manassas, Ltd.) ("Cablevision") a franchise (the "Franchise") to construct, own, operate and maintain a cable television system within the City (the "System"); and

     WHEREAS, Cablevision has agreed to sell the System to Jones Intercable, Inc. ("Jones") and Jones has agreed to purchase the System from Cablevision; and

     WHEREAS, Cablevision has requested pursuant to Section 7 of the Ordinance that the Council of the City of Manassas, Virginia approve (i) the transfer of the Franchise to Jones Intercable Inc., a Colorado corporation (Jones) or any affiliate of Jones, including any limited partnership of which Jones or any affiliate of Jones is a general partner, or any joint venture or general partnership of which Jones, any affiliate of Jones or any such limited partnership or partnerships is a general partner (any such entity being hereinafter referred to as an "Affiliate of Jones"); (ii) the subsequent transfer of the Franchise to any Affiliate of Jones; and (iii) the granting from time to time by Jones or any Affiliate of Jones then holding the Franchise of a security interest in its assets, including the franchise and the System, to an institutional lender or lenders as security for its obligations to such lender or lenders; and

     WHEREAS, Jones or any Affiliate then holding the Franchise has agreed to be bound by the terms, provisions and conditions of the Franchise; and

     WHEREAS, pursuant to the existing interim "Cost of Service" Rules of the FCC, the City reserves the right in future rate determinations to exclude acquisition costs and goodwill as reasonable costs to be included in the rate base for any request for rate increases; and

     WHEREAS, City, after considering professional advice, finds that portion of the purchase price reflecting acquisition costs (as defined in sec. 89-97 of the Cost of Service Order) and goodwill to be excessive.

     NOW, THEREFORE, BE IT HEREBY RESOLVED by the Council of the City of Manassas, Virginia that:

          1. The City does hereby consent to the transfer of the System and the Franchise from Cablevision to Jones Intercable of Alexandria, Inc. which shall be
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bound by the terms of this Resolution and the Franchise. Any subsequent transfer of the Franchise from Jones Intercable of Alexandria, Inc. requires the written approval of the City. The City shall review and act upon a request to transfer the Franchise within 30 days of such request if accompanied by adequate documentation to permit the City to evaluate the financial and technical ability of the Affiliate or other entity. If the transfer is approved, the transferee shall be bound by the terms of this Resolution and of the Franchise.

     2. The City does hereby consent to the grant from time to time by Jones or Jones Intercable of Alexandria, Inc. of a security interest in the System and in all of its rights, powers and privileges under the Franchise and all of its other assets to such lending institution or institutions as may be designated from time to time by Jones or Jones Intercable of Alexandria, Inc. which lending institution or institutions shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code.

     The existing basic tier service rates shall remain in effect through December 31, 1995. In consideration of the City foregoing its first right of refusal to purchase the cable communications system at the price offered to a bonafide purchaser in accordance with Section 7(f) of the Ordinance, from January 1, 1996, for so long as required by FCC rules and Regulations, Jones Intercable of Alexandria, Inc. shall maintain the existing basic tier service rates except for adjustments for inflation or to reflect any change in its external costs, as defined by the Federal Communications Commission and subject to any other changes in such rates permitted by any subsequent changes in the applicable laws or rules and Regulations of the FCC.

     Consent herein granted for the transfer to Jones Intercable of Alexandria, Inc. is conditional upon the acknowledgment by Jones and Jones Intercable of Alexandria, Inc. that the existing interim "Cost-of-Service" Rule of the FCC establish a presumption that the inclusion of the acquisition costs and goodwill shall not be considered as reasonable costs to be included in the rate base for any request for rate increase.

     The consent herein granted for the transfer to Jones Intercable of Alexandria, Inc. is also conditioned upon Jones' and Jones' Intercable of Alexandria, Inc. assumption of all rights, responsibilities and obligations of the Franchise.

     3. the foregoing consent to the transfer and assignment of the Franchise shall be effective upon the closing of the sale of the System by Cablevision to Jones Intercable of Alexandria, Inc. Notice of such closing date shall be given to the City.

     4. The City hereby confirms that, to its knowledge; (a) the Franchise is currently in full force and effect; and (b) Cablevision is currently the valid holder
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and authorized grantee of the Franchise; (c) Cablevision is in compliance in all material respects with the Franchise; and (d) no event has occurred or exists which would permit the City to revoke or terminate the Franchise. Subject to compliance with the terms of this Resolution, all action necessary to approve the transfer of the Franchise and the System to Jones Intercable of Alexandria, Inc. has been duly and validly taken.

     Adopted by the Council of the City of Manassas, Virginia on this 23rd day of October, 1995.

                                                  CITY OF MANASSAS

                                                  /s/  ROBERT L. BROWN
                                                  ------------------------------
                                                  TITLE: Mayor

ATTEST:

/s/  LINDA HAWLEY
------------------------------
Linda Hawley, City Clerk
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Second Reading:    October 30, 1985
Enacted:           October 30, 1985
Effective:         October 30, 1985

     "An Ordinance granting a franchise to Cablevision of Manassas, Ltd., its successors and assigns, to install, construct, operate and maintain in the City of Manassas a cable television system."

     BE IT ORDAINED by The Council of the City of Manassas, Virginia, meeting in regular session this 16th day of October, 1985, that:

     A. Name: This Ordinance shall be known as the CATV Ordinance.

     B. There be and there is hereby granted to Cablevision of Manassas, Ltd., its successors and assigns, hereinafter called the Grantee, a nonexclusive franchise, right and authority, subject to the conditions and restrictions hereinafter set forth, and in accordance with the Bid offering of Cablevision of Manassas, Ltd., incorporated herein and made a part hereof, and such as may be imposed by the laws and ordinances of the Commonwealth of Virginia, the U.S. Federal Authorities, and City of Manassas, to use the streets, alleys and public places of the City of Manassas and to that end the City adopts this Franchise
Ordinance:

     1. To regulate the erection, construction, reconstruction, installation, operation, maintenance, dismantling, testing, repair and use of a cable communications system in, upon, along, across, above, over or under or in any manner connected with the streets, public ways or public places within the jurisdiction of the City of Manassas as now or in the future may exist.

     2. To provide for the payment of certain franchise fees and other valuable considerations to the City which, among other purposes, may be used to regulate the construction and operation, use and development of such a system within the City; and
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     3. To provide conditions under which such franchised system will serve present and future needs of government, public institutions, commercial enterprises, public and private organizations, and the citizens and general public of the City; and

     4. To provide remedies and prescribe liquidated damages for any violation of this Ordinance.

SECTION 1. DEFINITIONS

     For the purpose of this Ordinance, the following terms, phrases, words and their derivations shall have the meaning given herein. When not inconsistent with the context, words used in the present tense include the future, words in the plural number include the singular number, and words in the singular number include the plural number, and the use of any gender shall be applicable to all genders whenever the sense requires. The words "shall" and "will" are mandatory and the word "may" is permissive. Words not defined shall be given their common and ordinary meaning.

     a. "Access channel" shall mean a single channel dedicated in whole or in part for local programming which is not originated by the Company.

     b. "Basic Service" shall mean any or all of the different combinations of basic program services as described in a Company's proposal including the delivery of broadcast signals, satellite signals, local origination and access signals, covered by the regular monthly charges paid by subscribers, excluding the optional premium services for which separate charges are made.

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     c. "Cablecasting" is programming carried on the cable system, exclusive of broadcast signals, whether originated by the cable operator or any other party.

     d. "Cable Communications System," "Cable Television System" or "CATV System," shall mean a system of antennas, cables, wires, lines, towers, waveguides, or other conductors, converters, equipment or facilities, designed and constructed for the purpose of producing, receiving, transmitting, amplifying and distributing, audio, video and other forms of electronic or electrical signals, located in the City. Said definition shall not include any such facility that serves or will serve only subscribers in one or more multiple unit dwellings under common ownership, control or management, and does not use City rights-of-way.

     e. "City" is the City of Manassas in its present incorporated form or as it may be changed by annexation or interjurisdictional agreement or otherwise.

     f. "Construction." The terms "completion of construction," "complete system construction," "satisfactorily complete and fully activate" shall mean that strand has been put up and all necessary cable (including trunk and feeder cable) has been lashed -- or, for underground construction, that all cable has been laid and trenches refilled and, except as prevented by weather conditions or delayed because of seasons, landscaping restored; that all amplifier housings and modules have been installed (including modules for return path signals); that power supplies have been installed and all bonding and grounding has been completed; that all necessary connectors, splitters and taps have been installed; that construction of the headends or

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hubs have been completed and all necessary processing equipment has been installed; and that any and all other construction necessary for the system to be ready to deliver cable service to subscribers has been completed. Proof of performance tests shall have been conducted on each otherwise completed segment of the cable system before direct marketing of that segment begins. It is expected that segments of less than the entire system will be activated and proofed when completed. Construction of any segment or of the entire system will not be considered complete until proof of performance tests have been conducted on such segment (or in the case of the entire system, on all segments of the cable system) and any problems found during testing have been corrected. The term "completion of construction" does not include marketing and installation of subscriber service.

     g. "Council" shall mean the governing body of the City of Manassas.

     h. "Dedicate" shall mean to make available channel space or equipment for exclusive use of the designated user, subject to the authority of the City Council to authorize reassignment of channels.

     i. "Grantee" or "company" is the party or parties to which a franchise under this ordinance is granted by the Council, and its or their lawful successors and assigns.

     j. "Gross Revenues" shall mean all cash, credits, property of any kind or nature, or other consideration received directly or indirectly by the grantee, its affiliates, subsidiaries, parent and any person in which grantee has a financial interest, or from any source whatsoever, arising from or attributable to the sale or exchange of cable communications services by grantee within the City or in any way

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derived from the operation of its system, including, but not limited to, basic service, monthly fees, optional service or pay cable fees, installation and reconnection fees, leased channel fees, converter rentals or sales, studio rental, and advertising revenues. These gross revenues shall not be reduced for any purposes other than provided herein, and shall be the basis for computing the fee imposed pursuant to Section 9. These gross revenues shall not include any taxes on services furnished by Grantee imposed upon any subscriber or user by the State, City or other governmental unit and collected by grantee on behalf of said governmental unit, converter deposits or refunds to subscribers by the grantee.

     k. "Initial activation of service," or "initially providing cable communication service" shall mean with respect to a particular segment, group of segments or the entire cable system, as the case may be, that, all proposed services and system capabilities as stated in the Proposal are available and/or in place, construction has been completed (see definition of construction) and the completed segment or segments in question or the entire cable system, as the case may be, has been activated.

     1. "Local Origination Programming" shall mean programming locally produced by the Grantee.

     m. "Proposal" or "Application" refers to a formal response by the cable applicant to a specific invitation by the City asking for proposals in accordance with City specifications to provide cable communications services to residents, businesses, industries, and institutions in the City of Manassas.

     n. "Subscriber" is a recipient of cable communications service.

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     o. "Two-way communications" means the transmission of telecommunications signals from subscriber locations or other points throughout the system back to the system's control center, as well as transmission of signals from the control center to subscriber locations.

     p. "User" means a party utilizing a cable communications system channel for purposes of production or transmission of material to subscribers, as contrasted with receipt in a subscriber capacity.

     q. The terms "will be available," "will be equipped," "will use," "will be designed," "will perform," "will be utilized," "will permit," "will allow," "will be activated," "will be initially connected," "will be capable," "will provide," "will include," "will employ," "will be established," "will be able," "will be implemented," "will be delivered," "will utilize," and other similar uses of terms in a company's Proposal denoting the activation of cable service or the delivery of equipment, facilities, or services, shall be interpreted to mean delivery or accomplishment at a date no later than the initial activation of service (see definition) unless otherwise expressly and clearly stated or qualified in the company's Proposal to mean a more specific or different time.

SECTION 2. GRANT OF AUTHORITY

     Grantee is hereby granted the right and privilege to construct, erect, operate and maintain, in, upon, along, across, above, over and under the streets, alleys, public ways and public places now laid out or dedicated and all extensions thereof, and additions thereto, in the City poles, wires, cables, underground conduits, manholes, and other

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cable conductors and fixtures necessary for the maintenance and operation in the
City of Manassas of a cable communications system, to be used for the sale and distribution of cable services to the residents of the City.

SECTION 3. DURATION OF FRANCHISE

     The duration of the rights, privileges and authorizations granted in a franchise agreement shall be fifteen (15) years from the date hereof unless sooner terminated as set forth herein.

SECTION 4. SERVICE AVAILABILITY AND RECORDS

     The Grantee shall provide cable communication services throughout the entire franchise area pursuant to the provisions of this ordinance and shall keep a current file of all requests for service received by the Grantee for at least the three (3) most recent years. This record shall be maintained during the entire life of the franchise and be available for public inspection at the local office of the Grantee during regular office hours.

SECTION 5. CATV SYSTEM CONSTRUCTION

Construction MAP and Schedule

     (a) Map and Plan

     Grantee has submitted a construction plan for approval of the Public Works Department of the City which shall be incorporated by

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reference and made a part of this franchise agreement. The plan consists of a map of the entire franchise area clearly delineating the following:

          (1) The areas within the franchise area where the cable television system will be initially available to subscribers including a schedule of construction for each year of construction.

          (2) Areas within the franchise area where extension of the cable communication system cannot reasonably be done due to lack of present or planned development or other similar reasons, with the areas and the reasons for not serving them clearly identified on the map.

     (b) Early Construction and Extension

     Nothing in this section shall prevent the Grantee from construction the system earlier than planned. However, any delay in the system construction beyond the times specified in the plan report timetable shall require application to and consent by the Council.

     (c) Delay in Construction Timetable

     Any delay beyond the terms of construction timetable, unless approved by the Council, will be considered a violation of this ordinance for which the provisions of either Sections 20 or 21 shall apply, as determined by the Council.

     (d) Commencement of Construction

     Construction in accordance with the plan submitted by Grantee shall commence as soon after the grant and acceptance of a franchise as is reasonably possible. Failure to proceed expeditiously shall be grounds for revocation of this franchise. Failure to proceed expeditiously shall be presumed i the event construction is not

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commenced within twelve (12) months of the grant and acceptance of a franchise.

     (e) Underground and Overhead Construction

     In all sections of the City where all cables, wires, or other like facilities of public utilities served by the City of Manassas are placed underground the Cable television cable shall be placed underground; where the cables, wires, or other like facilities of public utilities served by the City of Manassas are placed overhead the Cable television cable shall be placed overhead. In all stations of the City where all cable, wires, or other like facilities of public utilities served by other utility companies are placed underground, the Cable television cable must be placed underground. If at any time the City determines that existing wire, cable or other like facilities of public utilities anywhere in the City shall be changed from an overhead to an underground installation, the Grantee shall also, at Grantee's sole expense, convert its system to an underground installation.

     In areas of the City where the municipal electric system is installed on poles above ground, the Grantee shall have the option of installing the system in like manner above or underground.

     (f) The entire City shall be served by CATV and no additional cost shall be assessed by the Grantee to any citizen receiving CATV service.

     In cases of new construction or property development where utilities are to be placed underground, unless the requirement is waived by City, Grantee shall use the same trenching as the City or public utility. City shall give Grantee five (5) days notice of such construction or development, and of the particular date on which open

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trenching will be available for Grantee's installation of conduit, and/or cable.
Grantee shall also provide specifications as needed for trenching. Trenches shall be closed within 24 hours upon completion of placement of utility lines, conduit and/or cable.

     Costs of trenching and easements required to bring service to the development shall be borne equally by the developer/property, and those sharing the trench, except that if Grantee fails to install its conduit, and/or cable within the specified time limitation indicated above, then the cost of new trenching is to be borne by Grantee (except for the notice of the particular date on which trenching will be available to Grantee).

        (3) Special Agreements

     Nothing herein shall be construed to prevent Grantee from serving areas not covered under this section upon agreement with developers, property owners or residents.

SECTION 6. CONSTRUCTION AND TECHNICAL STANDARDS

     a. Compliance with Construction and Technical Standards

     Grantee shall construct, install, operate and maintain its system in a manner consistent with all laws, ordinances, construction standards, governmental requirements, FCC technical standards, and detailed standards submitted by Grantee as part of its application, which standards are incorporated by reference in the franchise agreement. In addition, Grantee shall provide the City, upon request, with a written report of the results of Grantee's annual proof of performance tests conducted pursuant to FCC standards and

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requirements. Grantee shall pay the costs incurred by the City for any technical assistance deemed necessary by the City for obtaining independent verification of technical compliance with all standards.

     b. Additional Specifications

     Construction, installation and maintenance of the cable communications system shall be performed in an orderly and workmanlike manner. All cables and wires shall be installed, where possible, parallel with and in the same manner as electric and telephone lines. Multiple cable configurations shall be arranged in parallel and bundled with due respect for engineering considerations. Installations shall be in conformance with applicable codes.

     The Grantee shall maintain equipment capable of providing standby power for headend, transportation and trunk amplifiers for a minimum of four (4) hours.

        Grantee shall at all times comply with:

          (1) National Electrical Safety Code (National Bureau of Standards);

          (2) National Electrical Code (National Fire Protection Association);

          (3) Bell System Code of Pole Line Construction;

          (4) Applicable FCC or other federal, state and local ordinances and regulations; and

          (5) Requirements of Manassas Public Works Department.

     In any event, the system shall not endanger or interfere with the safety of persons or property in the franchise area or other areas where the Grantee may have equipment located.

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SECTION 7. TRANSFERS AND ASSIGNMENTS

     a. This franchise shall not be assigned or transferred, either in whole or in part, or leased, sublet, or mortgaged in any manner, nor shall title thereto, in part, or leased, sublet, or mortgaged in any manner, nor shall title thereto, either legal or equitable or any right, interest or property therein, pass to or vest in any person without the prior written consent of the City. The proposed assignee must show technical ability, financial capability, legal qualifications and general character qualifications as determined by the City and must agree to comply with all provisions of this franchise.

     b. The Grantee shall promptly notify the City of any actual or proposed change in, or transfer of, or acquisition by any other party of, control of the Grantee. The word "control" as used herein is not limited to major stockholders but includes actual working control in whatever manner exercised. Every change, transfer, or acquisition of control of the Grantee shall make the franchise subject to cancellation unless and until the City shall have consented thereto, which consent will not be unreasonably withheld. For the purpose of determining whether it shall consent to such change, transfer or acquisition of control, the City may inquire into the qualifications of the prospective controlling party and the Grantee shall assist the City in any such inquiry.

     c. A rebuttable presumption that a transfer of control has occurred shall arise upon the acquisition or accumulation by any person or group of persons of 10 percent of the voting interest of the Grantee.

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     d. The consent or approval of the City Council to any transfer of the franchise shall not constitute a waiver or release of the right of the City in and to the streets, and any transfer shall by its terms, be expressly subordinate to the terms and conditions of this franchise.

     e. In any absence of extraordinary circumstances, the City will not approve any transfer or assignment of a franchise prior to substantial completion of construction of proposed system.

     f. The City Council reserves the first right of refusal to purchase a cable communications system at the price offered to any bonafide purchaser if and when it is placed on the market for sale.

     g. The City Council reserves the right to review the purchase price of any transfer or assignment of a cable system. Any assignee to a franchise expressly agrees that any negotiated sale value which the Council (acting upon professional advice) deems unreasonable will not be considered in the rate base for any subsequent request for rate increases subject to City regulation.

     h. In no event shall a transfer of ownership or control be approved without successor in interest becoming a signatory to the franchise agreement.

SECTION 8. SUBSCRIBER SERVICE RATES

     The City may regulate rates to the extent, if any, permitted by applicable law at any time and from time to time during the term of this franchise in accordance with procedures established by the City. Any rate for service not regulated by the City may be increased by

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Grantee only following at least thirty (30) days prior notice to the City and all affected subscribers.

SECTION 9. PAYMENT OF FRANCHISE FEE

     a. For the reason that the streets to be used by the Grantee in the operation of its system within the boundaries of the City are valuable public properties acquired and maintained by the City at great expense to its taxpayers, and that the grant to the Grantee to the said streets is a valuable property right without which the Grantee would be required to invest substantial capital in right-of-way costs and acquisitions, and because the City will incur costs in regulating and administering the franchise, and at the option of the Council, the City may make available a portion of the franchise fee to further the development of public and community uses of cable TV, the Grantee shall pay to the City an amount equal to five percent (5%) of Grantee's gross annual revenue from all sources attributable to the operations of the Grantee within the confines of the City of Manassas.

     b. The franchise fee and any other cost or liquidated damages assessed shall be payable quarterly to the Office of the City Treasurer. The Grantee shall file a complete and accurate verified statement of all collected gross revenue within the City during the period for which said quarterly payment is made, and said payment shall be made to the City not later than sixty (60) days after the expiration of quarter for which payment is due.

     c. The City shall have the right to inspect the Grantee's income records and the right to annually audit at Grantee expense and to

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recompute any amounts determined to be payable under this ordinance; provided, however, that such audit shall take place within thirty-six (36) months following the close of each of the Grantee's fiscal years. Any additional amount due to the City as a result of the audit shall be paid within thirty (30) days following written notice to the Grantee by the City which notice shall include a copy of the audit report.

     d. In the event that any franchise payment or recomputed amount, cost or penalty, is not made on or before the applicable dates heretofore specified, interest shall be charged daily from such date at the annual rate equivalent to the then existing prime rate of local banking institutions in Manassas, Virginia.

SECTION 10. USE OF STREETS

     a. All transmission and distribution structures, lines, and equipment erected by the Grantee within the City shall be so located as to cause minimum interference with the rights and reasonable convenience of property owners who adjoin any of the said streets.

     b. In the case of disturbance of any street easement or paved area or other property the Grantee shall, at its own cost and expense and in a manner approved by the City, replace and restore such street easement or paved area or other property in as good a condition as before the work involving such disturbance was done.

     c. If at any time during the period of a franchise the City shall lawfully elect to alter or change the grade of other aspects of any street, the Grantee, upon reasonable notice by the City, shall

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remove, relay, and relocate its poles, wires, cables, underground conduits, manholes, and other fixtures at its own expense.

     Any poles or other fixtures placed in or adjacent to any street by the Grantee shall be placed in such manner as to comply with all requirements of the City.

     The Grantee shall, at the request of any person holding a moving permit issued by the City, temporarily raise or lower its wires to permit the moving of buildings. The expense of such temporary removal or raising or lowering of wires shall be paid by the person requesting the same, and the Grantee shall have the authority to require such payment in advance. The Grantee shall be given not less than forty-eight (48) hours notice to arrange for such temporary wire changes.

     The Grantee shall have the authority to trim trees upon and overhanging streets of the City so as to prevent the branches of such trees from coming in contact with the wires and cables of the Grantee, except that at the option of the City, such trimming may be done by it or under its supervision and direction at the expense of the Grantee.

     At the expiration of the term of this franchise, or upon its termination and cancellation, as provided for herein, the City shall have the right to require the Grantee to remove at its own expense all portions of the cable television system from all streets within the City.

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SECTION 11. INDEMNIFICATION AND INSURANCE

     a. Grantee hereby expressly covenants and agrees to hold the City and its agents and employees harmless from and against all claims, damages, losses, and expenses, including attorney's fees sustained by the City on account of any suit, judgment, execution, claim or demand whatsoever arising out of but not limited to copyright infringements and all other damages arising out of the installation, operation or maintenance of its cable system whether or not any act or omission complained of is authorized, allowed or prohibited by this ordinance.

     b. The Grantee shall maintain and by its acceptance of this franchise specifically agrees that it will maintain throughout the term of its franchise, liability insurance insuring the City and the Grantee in the minimum amount of:

     (1) Workmen's Compensation: as required by all applicable Federal, State, Maritime or other laws.

     (2) Grantee's Liability: each occurrence $1,000,000

     (3) Comprehensive General Liability: Bodily injury, each occurrence $1,000,000; Property damage, each accident $1,000,000 and aggregate $1,000,000.

     (4) Comprehensive Automobile Liability: including nonownership and hired car coverage as well as owned vehicles with minimum limits as follows:
         Bodily injury for each occurrence $1,000,000; Property damage for each occurrence $1,000,000.

     c. The insurance policy obtained by the Grantee in compliance with this section must be approved by the City Attorney and such insurance policy, along with written evidence of payment of required premiums, shall be filed and maintained with the Office of the City Clerk during the term of this franchise and may be changed from time to time to reflect changing liability limits. Grantee shall immediately

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advise the City Attorney of any litigation that may develop that would affect the insurance.

     d. Neither the provisions of this section nor any damages recovered by the City hereunder, shall be construed to or limit the liability of Grantee under this franchise or for damages.

     e. All insurance policies maintained pursuant to this franchise shall contain the following endorsement:

     It is hereby understood and agreed that this insurance policy may not be cancelled by the surety nor the intention not to renew be stated by the surety until thirty (30) days after receipt by the City, by registered mail, of written notice of such intention to cancel or not to renew.

SECTION 12. MAINTENANCE BOND

     a. Within thirty (30) days after the award of this franchise, Grantee shall deposit with the City a cash security bond in the amount of $50,000. The cash bond shall be used to insure the faithful performance by Grantee of all provisions of this ordinance franchise; and compliance with all orders, permits and directions of any agency, commission, board, department, division or office of the City having jurisdiction over its acts or defaults under this franchise and the payment by the Grantee of any liquidated damages, claims, liens and taxes due the City which arise by reason of the construction, operation or maintenance of the system.

     b. The cash bond shall be maintained at $50,000 during the entire term of this franchise, even if amounts have to be withdrawn pursuant to subdivision a. or c. of this section.

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

     c. If Grantee fails to pay to the City any compensation within the time fixed herein; or, fails, after ten (10) days notice to pay to the City any taxes due and unpaid; or fails to repay the City within ten (10) days, any damages costs or expenses which the City is compelled to pay by reason of any act or default of the Grantee in connection with a franchise, or, fails, after three
(3) days notice by the City of such failure to comply with any provision of this franchise which the City reasonably determines can be remedied by demand on the cash bond the City may immediately require payment of the amount thereof, with interest and any liquidated damages, from the cash bond.

     d. The rights reserved to the City with respect to the cash bond are in addition to all other rights of the City, whether reserved by a franchise or authorized by law, and no action, proceeding or exercise of a right with respect to such cash bond shall affect any other right the City may have.

SECTION 13. CONSTRUCTION BOND

     a. Within thirty (30) days after the award of this franchise, Grantee shall obtain and maintain at its cost and expense, and file with the City Clerk, a corporate surety bond in a company authorized to do business in the State of Virginia, and found acceptable by the City Attorney, in the amount of Five Hundred Thousand Dollars ($500,000) to guarantee the timely construction and full activation of the CATV system and the safeguarding of damage to private and/or public property and restoration of damages incurred.

     The bond shall provide, but not be limited to, the following condition:
There shall be recoverable by the City, jointly and severally from the principal and surety, any and all damages, loss or costs suffered by the City resulting from the failure of Grantee to satisfactorily complete and fully activate the CATV system throughout the franchise area pursuant to the terms and conditions of this ordinance franchise agreement.

     b. Any extension to the prescribed construction time limit must be authorized by the Council. Such extension shall be authorized only when the Council finds that such extension is necessary and appropriate due to causes beyond the control of Grantee.

     c. The construction bond shall be terminated only after the Council finds that Grantee has satisfactorily completed initial construction and activation of the CATV system pursuant to the terms and conditions of this ordinance franchise agreement.

     d. The rights reserved to the City with respect to the construction bond are in addition to all other rights of the City, whether reserved by this ordinance or authorized by law, and no action, proceeding or exercise of a right with respect to such bond shall affect any other rights the City may have.

     e. The construction bond shall contain the following endorsement:

        It is hereby understood and agreed that this bond may not be cancelled by the surety nor the intention not to renew be stated by the surety until sixty (60) days after receipt by the City, by registered mail, of written notice of such intent to cancel or not to renew.

SECTION 14. SERVICE STANDARDS

     a. Grantee shall put, keep, and maintain all parts of the system in good condition throughout the entire franchise period.

     b. Upon termination of service to any subscriber, Grantee shall promptly remove all its facilities and equipment from the premises of such subscriber upon subscriber's request.

     c. Grantee shall render efficient service, make repairs promptly, and interrupt service only for good cause and for the shortest time possible. Such interruptions, insofar as possible, shall be preceded by notice and shall occur during periods of minimum system use.

     d. Grantee shall not allow its cable or other operations to interfere with television reception of persons not served by Grantee, nor shall the system interfere with, obstruct or hinder in any manner, the operation of the various utilities serving the residents of the City.

     e. Grantee shall continue, through the term of this franchise, to maintain the technical, operational, and maintenance standards and quality of service set forth in this ordinance. Should the City find, by resolution, that Grantee has failed to maintain these standards and quality of service, and should it, by resolution specifically enumerate improvements to be made, Grantee shall make such improvements. Failure to make such improvements within three (3) months of such resolution will constitute a breach of condition for which the remedy of
Section 21 is applicable.

SECTION 15. CONTINUITY OF SERVICE MANDATORY

     a. it shall be the right of all subscribers to continue receiving service insofar as their financial and other obligations to Grantee are honored. In the event that Grantee elects to overbuild, rebuild, modify, or sell the system, or the City gives notice of intent to terminate or fails to renew franchise, the Grantee shall act so as to ensure that all subscribers receive continuous, uninterrupted service regardless of the circumstances.

     In the event of a change of Grantee, or in the event a new operator acquires the system, Grantee shall cooperate with the City, new Grantee or operator in maintaining continuity of service to all subscribers. During such period, Grantee shall be entitled to the revenues for any period during which it operates the system.

     b. In the event Grantee fails to operate the system for four (4) consecutive days without prior approval of the City or without just cause, the City may, at its option, operate the system or designate an operator until such time as Grantee restores service under conditions acceptable to the City or a permanent operator is selected. If the City is required to fulfill this obligation for Grantee, the Grantee shall reimburse the City for all reasonable costs or damages.

SECTION 16. COMPLAINT PROCEDURE APPLICATIONS

     a. Grantee shall maintain a central office within the City, which shall be open during all usual business hours, have a publicly-listed telephone and be so operated that complaints and request for repairs or adjustments may be received on a twenty-four (24) hour basis.

     b. Grantee shall maintain a repair and maintenance crew capable of responding to subscriber complaints or requests for service within twenty-four
(24) hours after receipt of the complaint or request. No charge shall be made to the subscriber for this service unless such maintenance or repair is required as a result of damage caused by subscriber. Grantee may charge for service calls to the subscribers' home that are not the result of cable failure upon approval of a rate and equitable procedure by the City.

     c. Grantee shall establish procedures for receiving, acting upon, and resolving subscriber complaints to the satisfaction of the City Manager's Office. Grantee shall furnish a notice of such procedures to each subscriber at the time of initial subscription to the system.

     d. Grantee shall keep a maintenance service log which will indicate the nature of each service complaint, the date and time it was received, the disposition of said complaint and the time and date thereof. This log shall be made available for periodic inspection by representatives of the City Manager's Office. All service complaint entries shall be retained on file for a period consisting of the most recent three (3) years.

     e. When there have been similar complaints made or when there exists other evidence, which, in the judgment of the City Manager casts doubt on the reliability or quality of cable service, the City Manager shall have the right and authority to compel Grantee to test, analyze, and report on the performance of the system. Such report shall be delivered to the City Manager no later than fourteen (14) days after the City Manager formally notifies the Grantee and shall include the following information: the nature of the complaints which precipitated the special tests; what system component was tested, the equipment used, and procedures employed in said testing; the results of such tests; and the method in which said complaints were resolved.

     f. The City Manager may require that tests and analyses shall be supervised by a professional engineer not on the permanent staff of Grantee. The aforesaid engineer should sign all records of the special tests and forward to the City Manager such records with a report interpreting the results of the tests and recommending actions to be taken by Grantee and the City.

     g. The City's right under this section, shall be limited to requiring tests, analyses, and reports covering specific subjects and characteristics based on said complaints or other evidence when and under such circumstances as the City has reasonable grounds to believe that the complaints or other evidence requires that tests be performed to protect the public against substandard cable service.

SECTION 17. AVAILABILITY OF BOOKS AND RECORDS

     Grantee shall fully cooperate in making available at reasonable times, and the City Manager or his designee shall have the right to inspect the books, records, maps, plans and other like materials of the Grantee applicable to the CATV system, at any time during normal business hours; provided where volume and convenience necessitate, Grantee may require inspection to take place on Grantee's premises.

SECTION 18. OTHER PETITIONS AND APPLICATIONS

     Copies of all petitions, applications, communications and reports submitted by Grantee to the Federal Communications Commission, Securities and Exchange Commission, or any other federal or state regulatory commission or agency having jurisdiction in respect to any matters affecting cable television operations authorized pursuant to this franchise, shall be provided simultaneously to the City.

SECTION 19. FISCAL REPORTS

     The Grantee shall file annually with the office of the City Clerk, no later than one hundred twenty (120) days after the end of the Grantee's fiscal year, a copy of an audited financial report applicable to the CATV system serving the City of Manassas, including an income statement applicable to its operations during the preceding twelve (12) month period, a balance sheet and a statement of its properties devoted to CATV system operations, by categories, giving its investment in such properties on the basis of original cost, less applicable depreciation. These reports shall be certified as correct by an authorized officer of Grantee and there shall be submitted along with them such other reasonable information as the Council shall request.

SECTION 20. FORFEITURE AND TERMINATION

     a. In addition to all other rights and powers retained by the City under this ordinance or otherwise, the City reserves the right to forfeit and terminate this franchise and all rights and privileges of Grantee in the event of a material breach of its terms and conditions. A material breach by Grantee shall include, but shall not be limited to the following:

     (1) Violation of any material provision of this franchise or any material rule, order, regulation or determination of the City made pursuant to this franchise;

     (2) Attempt to dispose of any of the facilities or property of its CATV system to prevent the City from purchasing it, as provided for herein;

     (3) Attempt to evade any material provision of this franchise or practices any fraud or deceit upon the City or its subscribers or customers;

     (4) Failure to begin or complete system construction or system extension as provided under this franchise;

     (5) Failure to provide the broad categories of video programming or other services proposed;

     (6) Failure to restore service after ninety-six (96) consecutive hours of interrupted service, except when approval of such interruption is obtained from the City;

     (7) Material misrepresentation of fact in the application for or negotiation of this franchise; or

     (8) Bankruptcy or assignment for the benefit of creditors; receivership, or other insolvency of Grantee.

     b. Grantee shall not be excused by mere economic hardship nor by misfeasance or malfeasance of its shareholders, directors, officers, or employees.

     c. The City may make a written demand that Grantee comply with any such provision, rule, order, or determination under or pursuant to this ordinance. If the violation by the Grantee continues for a period of thirty (30) days following such written demand without written proof that the corrective action has been taken or is being actively and expeditiously pursued, the City may place the issue of termination of this franchise before the City Council. The City shall cause to be served upon Grantee, at least twenty (20) days prior to the date of such a Council meeting, a written notice of intent to request such termination and the time and place of the meeting. Public notice shall be given of the meeting and issue which the Council is to consider.

     d. The City Council shall hear and consider the issue and shall hear any person interested therein, and shall determine in its discretion, whether or not any violation by the Grantee has occurred.

     e. If the City Council shall determine that a material breach exist, the Council may, by resolution, declare that the franchise of the Grantee shall be forfeited and terminated unless there is compliance within such period as the City Council may fix, such period not to be less than sixty (60) days, provided no opportunity for compliance need be granted for fraud or misrepresentation.

     f. The issue of forfeiture and termination shall automatically be placed upon the Council agenda at the expiration of the time set by it for compliance. The Council then may terminate this franchise forthwith upon finding that Grantee has failed to achieve compliance or may further extend the period, in its discretion.

SECTION 21. LIQUIDATED DAMAGES

     By acceptance of this franchise granted by the City, Grantee understands and agrees that failure to comply with any time and performance requirements as stipulated in this ordinance will result in damage to the City, and that it is and will be impracticable to determine the actual amount of such damage in the event of delay or nonperformance; and Grantee therefore shall agree that, in addition to any other damage suffered by the City, the Grantee will pay to the City the following amounts which will be chargeable to the security fund:

     a. For failure to complete system construction in accordance with Section 5, unless the Council specifically approves the delay by motion or resolution, due to the occurrence of conditions beyond Grantee's control, Grantee shall pay One Thousand Dollars ($1,000.00) per day for each day, or part thereof, the deficiency continues.

     b. For failure to provide upon written request, data, documents, reports, information or to cooperate with City during an application process or CATV system review, Grantee shall pay Fifty Dollars ($50.00) per day, or part thereof, each violation occurs or continues.

     c. For failure to test, analyze and report on the performance of the system following a written request pursuant to this ordinance, Grantee shall pay to City Two Hundred Dollars ($200.00) per day for each day, or part thereof, that such noncompliance continues.

     d. For failure to provide in a continuing manner the broad categories of video programming or other services proposed in the accepted application incorporated herein by reference, unless the Council specifically approves Grantee a delay or change, Grantee shall pay to the City One Thousand Dollars ($1,000.00) per day for each day, or part thereof, that each noncompliance continues.

     e. Forty-five (45) days following adoption of a resolution by the City Council in accordance with Section 14e determining a failure of Grantee to comply with operational, maintenance or technical standards, Grantee shall pay to the City One Thousand Dollars

($1,000.00) for each day, or part thereof, that such noncompliance continues.

SECTION 22. RIGHTS OF INDIVIDUALS

     a. Grantee shall not deny service, deny access, or otherwise discriminate against subscribers, channel users, or general citizens on the basis of race, color, religion, national origin, or sex. Grantee shall comply at all times with all other applicable federal, state and local laws and regulations, and all executive and administrative orders relating to nondiscrimination which are hereby incorporated and made part of this ordinance by reference.

     b. Grantee shall strictly adhere to the equal employment opportunity requirements of federal, state and local regulations, and as amended from time to time.

     c. No signals shall be transmitted from a subscriber terminal for purposes of monitoring individual viewing patterns or practices without the express written permission of the subscriber. The request for such permission shall be contained in a separate document with a prominent statement that the subscriber is authorizing the permission in full knowledge of its provision. The authorization shall be revocable at any time by the subscriber without penalty of any kind whatsoever. Such authorization is required for each type or classification of two-way cable communications activity planned, provided, however, that Grantee shall be entitled to conduct systemwide or individually addressed "sweeps" for the purpose of verifying system integrity, controlling return-path transmission, or billing for pay services.

     d. Grantee, or any of its agents or employees, shall not, without the specific written authorization of the subscriber involved, sell, or otherwise make available to any party:

          (1) lists of the names and addresses of such subscribers, or

          (2) any list which identifies the individual viewing habits of subscribers.

SECTION 23. PURCHASE OF CATV SYSTEM BY CITY

     a. Rights to Purchase

     In the event Grantee forfeits or City terminates this franchise pursuant to provisions of this ordinance, or at the normal expiration of the franchise term, City shall have the right to purchase the CATV system.

     b. Franchise Valuation

          (1) In the event Grantee forfeits or City terminates this Franchise, the City may purchase the system at an equitable price.

          (2) Upon expiration of this Franchise, the City may purchase the system at fair market value determined on the basis of the cable system valued as a going concern but with no value allocated to the Franchise itself.

     c. Date of Valuation

     The date of valuation shall be no earlier than the day following the date of expiration or termination and no later than the date City makes a fair and reasonable offer for the system or the date of transfer of ownership, whichever occurs first.

     d. Transfer to City

     Upon exercise of this option and the payment of the above sum by the City and its service of official notice of such action upon Grantee, the Grantee shall immediately transfer to the City possession and title to all facilities and property, real and personal, of the CATV system, free from any and all liens and encumbrances not agreed to be assumed by the City in lieu of some portion of the purchase price set forth above; and the Grantee shall execute such warranty deeds or other instruments of conveyance to City as shall be necessary for this purpose.

SECTION 24. PERFORMANCE EVALUATION SESSIONS

     a. The City and Grantee shall hold scheduled performance evaluation sessions within thirty (30) days of the first, second, third, sixth, ninth, and twelfth anniversary dates of Grantee's award of the franchise and as may be required by federal and state law.

     b. Special evaluation sessions may be held at any time during the term of this franchise at the request of the City or the Grantee.

     c. All evaluation sessions shall be open to the public and announced in a newspaper of general circulation in accordance with legal notice. Grantee shall notify its subscribers of all evaluation sessions by announcement on at least two (2) channels of its system between the hours of 7:00 p.m. and 9:00 p.m., for five (5) consecutive days preceding each session.

     d. Topics which may be discussed at any scheduled or special evaluation session may include, but not be limited to, service rate structures; franchise fee; liquidated damages; free or discounted services; application of new technologies; system performance; services provided; programming offered; customer complaints; privacy; amendments to this ordinance; judicial and FCC rulings; line extension policies; and Grantee or City rules.

     SECTION 25. NEW DEVELOPMENTS

     a. The City Council shall have the authority to order a public hearing from time to time on the provision of additional channel capacity by Grantee or on the inclusion in the Grantee's CATV system of "State-of-the-Art" technology or upgraded facilities.

     b. If after such a hearing, the City Council determines (1) that there exists a reasonable need and demand for additional channel capacity and/or State-of-the-Art technology or upgraded facilities, and (2) that provision has been made or will be made for adequate rates which will allow Grantee a fair rate of return on its investment (including the investment required to provide the additional channels and/or the State-of-the-Art technology or upgraded facilities), and will not result in economic waste for the Grantee, the City Council may order Grantee to provide a specified number of additional channels and/or specified State-of-the-Art technology or upgraded facilities. Without implying any limitations as to other provisions of this ordinance, this Section is deemed a material provision within the meaning of Section 20 of this ordinance.

     c. If any access channel(s), in the opinion of the Council, have become fully utilized, Grantee shall within six (6) months from receipt of written notice make a new channel available for the same purpose(s); provided, however, that nothing in this paragraph shall require Grantee to add additional channel capacity to the CATV System. Such requirement may be met by making available, on a part-time basis, one or more other underutilized access channels, or on a full or part-time basis one or more other unused access channels until such time as such underutilized or unused channels are needed for the uses to which they have been dedicated.

     d. Whenever, in the opinion of the City Council, any access channel is underutilized, the City may order or permit different or additional uses for said channel.

SECTION 26. AREAWIDE INTERCONNECTION OF CATV SYSTEMS

     a. Interconnection Required

     Grantee shall interconnect access channels of the cable system with any or all other CATV systems in adjacent areas, upon the directive of the City. Interconnection of systems may be done by direct cable connection, microwave link, satellite, or other appropriate method.

     b. Interconnection Procedure

     Upon receiving the directive of the City to interconnect, Grantee shall immediately initiate negotiations with the other affected system or systems in order that all costs may be shared equally among cable companies for both construction and operation of the interconnection link.

     c. Relief

     Grantee may be granted reasonable extensions of time to interconnect or the City may rescind its order to interconnect upon petition by the Grantee to the City. The City shall grant said request if it finds that Grantee has negotiated in good faith and has failed to obtain an approval from the system or systems of the proposed interconnection, or that the cost of the interconnection would cause an unreasonable or unacceptable increase in subscriber rates.

     d. Cooperation Required

     Grantee shall cooperate with any interconnection corporation, regional interconnection authority or city, county, state and federal regulatory agency which may be hereafter established for the purpose of regulating, financing, or otherwise providing for the interconnection of cable systems beyond the boundaries of the City.

SECTION 27. TIME IS OF THE ESSENCE

     Whenever this franchise shall set forth any time for an act to be performed by or on behalf of the Grantee, such time shall be deemed of the essence and any failure of the Grantee to perform within time allotted shall always be sufficient ground for the City to invoke liquidated damages or revocation of this franchise.

SECTION 28. FAILURE OF CITY TO ENFORCE FRANCHISE, NO WAIVER OF THE TERMS THEREOF

     Grantee shall not be excused from complying with any of the terms and conditions of this franchise ordinance by any failure of the City upon any one or more occasions to insist upon or to seek compliance with any such terms or conditions.

     SECTION 29. SEVERABILITY

     If any section, sentence, clause or phrase of this ordinance is held unconstitutional or otherwise invalid, such infirmity shall not affect the validity of the ordinance, and any portions in conflict are hereby repealed. Provided, however, that in the event that the state or federal government laws or regulations renders any section invalid, then such section or sections may be renegotiated by the City and Grantee.

     This Ordinance shall be in force from its passage.

                                            City of Manassas

                                            By  /s/  EDGAR E. ROHR
                                                --------------------------------
                                                Edgar E. Rohr, Mayor

ATTEST:   /s/  R. H. MOORE
          -------------------------
          R. H. Moore, Clerk